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                                                                   EXHIBIT 10.33


                              HOMESTORE.COM, INC.
                             EMPLOYMENT AGREEMENT

     This Agreement (the "Agreement") is made as of June 7, 1999 by and between HomeStore.com, Inc., a Delaware corporation ("Company"), and M. Jeffrey Charney ("Executive").

WHEREAS, the Company desires to secure the services of Executive as Vice President of Corporate Marketing and Communications and Executive desires to perform such services for the Company, on the terms and conditions as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

1.   Effective Date, Term and Duties.  The term of employment of Executive by
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     the Company hereunder shall commence on __________, 1999 (the "Commencement
     Date") and shall continue thereafter on the same terms and conditions (such term being hereinafter referred to as the "Employment Period") until terminated pursuant to Section 4. Executive's employment with the Company is on an "at will" basis, and either Executive or the Company may terminate Executive's employment with the Company at any time, for any or no reason. Executive shall report to the Chief Executive Officer and shall have such duties as the Chief Executive Officer may from time to time prescribe consistent with his position as Vice President of Corporate Marketing and Communications (the "Services"). Executive shall devote his full time, attention, energies and best efforts to the business. Notwithstanding the foregoing, the Executive may (i) with the written permission of the Board of Directors serve on corporate boards, (ii) serve on civic or charitable boards or committees, (iii) manage personal investments and (iv) deliver lectures and teach at educational institutions, so long as such activities in clauses (i) through (iii) do not significantly interfere with the performance of Executive's duties and responsibilities hereunder. Additionally, Executive will be eligible for a change in title if similarly situated executives are afforded same.

2.   Compensation.  The Company shall pay and Executive shall accept as full
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     consideration for the Services compensation consisting of the following:

          2.1  Base Salary.  $160,000.00 per year base salary, payable in bi-
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          monthly installments in accordance with the Company's normal payroll practices, less such deductions or withholdings required by law.

          2.2  Bonus.  Executive will be eligible to earn an annual target bonus
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          in the amount of thirty percent (30%) of Executive's base salary based on the achievement of certain business and financial objectives that Executive and the Company's Chief Executive Officer will mutually determine in good faith. The objectives for Executive's first year will be determined promptly after the execution of this Agreement; objectives for future years will be determined
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          promptly after the beginning of each fiscal year of the Company. Such bonus shall be paid annually in accordance with the Company's Annual Incentive Program. Executive's bonus will not be subject to a prorated maximum for partial service in 1999, and will be eligible to receive a bonus amount greater than the target of 30% at the discretion of the Chief Executive Officer.

          2.3  Stock Options.  Executive shall be entitled to a stock option
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          grant of 100,000 shares of HomeStore.com, Inc.'s Common Stock under the Company's 1999 Stock Option Plan to be awarded by the Compensation Committee of the Company's Board of Directors within thirty (30) days after the date hereof (the "Option"). Such Option shall be granted at the fair market value by the Board of Directors and shall have a ten-year term, unless earlier terminated as set forth in the stock option agreement. Options shall vest as to twenty percent (20%) of the shares on the first anniversary of the Commencement Date and monthly thereafter for the remaining four years until such Option is vested with respect to 100% of the shares, unless earlier terminated as set forth in the stock option agreement. The Option may be exercised at any time on or after the date of grant subject to the Company's right to repurchase unvested shares upon Executive's termination of employment as set forth in the stock option agreement.

          2.4  Benefits and Expenses.  Executive will receive the Company's
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          customary employee benefits package for similarly situated executives of the Company, including full participation in current and future group health insurance plans. Executive shall be entitled to vacation in accordance with the policies as periodically established by the Board of Directors for similarly situated executives of the Company, which shall in no event be less than three weeks per anniversary year. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in connection with the performance of the Executive's duties under this Agreement during the Employment Period.

          2.5  3-Month Review.  Executive will be entitled to a review of his
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          performance and compensation package within 3-months of commencement date.

3.   Benefits Upon Termination of Employment Period.  Executive's employment by
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     the Company shall terminate immediately upon Executive's receipt of written notice by the Company, upon the Company's receipt of written notice by Executive, or upon Executive's death or permanent disability.

4.   Termination of Employment Period.  If, within one year from commencement
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     date, Executive's employment should be terminated by the Company for any reason other than for "Cause" (as defined below), Executive shall receive 6 months severance pay, plus any earned bonus payment and be provided a total of one year (or 20%) accelerated option vesting.
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          4.1   Definitions.  For purposes of this Agreement, "Cause" means (a)
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          conviction of the Executive for (i) any crime constituting a felony in the jurisdiction in which committed, (ii) any crime involving moral turpitude (whether or not a felony), or (iii) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony) or (b) willful malfeasance or gross misconduct by the Executive which damages the Company; provided, however, that the Company shall not be deemed to have Cause pursuant to clause (b) unless the Company gives the Executive written notice that the specified conduct or event has occurred and the Executive fails to cure the conduct or event within thirty (30) days after receipt of such notice. Termination of the Executive for Cause shall be communicated by a Notice of Termination.

5.   Cooperation with the Company After Termination of the Employment Period.
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     Following termination of the Employment Period by Executive, subject to
     Executive's employment duties with a subsequent employer, Executive shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

6.   Confidentiality/Non-Solicitation.  Executive acknowledges that as an
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     employee of the Company, Executive will have access to certain Company confidential information and Executive may, during the course of Executive's employment, develop certain information that will be the property of the Company. To protect the interest of the Company, Executive agrees to sign the Company's standard Confidentiality Agreement as a condition of Executive's employment. In addition, the Executive agrees with the Company that during him employment with the Company and for a period expiring two (2) years after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

7.   General.
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          7.1  Severability.  If for any reason a court of competent
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          jurisdiction or arbitrator finds any provision of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

          7.2  Notices.  All notices and other communications required or
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          permitted to be given under this Agreement shall be in writing and shall be considered effective upon personal service or upon depositing such notice in the U.S. Mail, postage prepaid, return receipt requested and addressed to the Chairman of the Board of
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          the Company as its principal corporate address, and to Executive at him most recent address shown on the Company's corporate records, or at any other address which he may specify in any appropriate notice to the Company.

          7.3  Counterparts.  This Agreement may be executed in any number of
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          counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

          7.4  Entire Agreement.  The parties hereto acknowledge that each has
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          read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement and the referenced stock option agreement constitute the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof.

          7.5  Governing Law.  This Agreement shall be governed by the law of
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          the State of California.

          7.6  Assignment and Successors.  The Company shall have the right to
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          assign its rights and obligations under this Agreement to an entity which acquires substantially all of the assets of the Company. The rights and obligation of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

HOMESTORE.COM, INC.                              EXECUTIVE

                                                 /s/ M. Jeffrey Charney
By: /s/ Stuart H. Wolff, Ph.D.                   ______________________
Name: Stuart H. Wolff, Ph.D.                     M. Jeffrey Charney
Title: Chairman and Chief Executive Officer      Date: _________________
Date: ______________


By: /s/ Catherine Kwong Giffen

Name: Catherine Kwong Giffen
Title:  Vice President of HR and Administration
Date: _______________